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                        FIDDLER GONZALEZ & RODRIGUEZ, LLP
                          BANCO BILBAO VIZCAYA BUILDING
                             254 MUNOZ RIVERA AVENUE
                                    6TH FLOOR
                           HATO REY, PUERTO RICO 00918


                                                                       EXHIBIT 5





                                December 21, 2001

First BanCorp.
1519 Ponce De Leon Avenue
San Juan, Puerto Rico 00908-0146

Dear Ladies and Gentlemen:

         We have acted as special counsel to First BanCorp. (the "Company") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") on or about December 21, 2001 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company with an aggregate initial offering price of up to $250,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies: (i) shares of the Company's preferred stock, par value $1.00 per share (the "Preferred Stock"), in one or more series, and (ii) shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). The Preferred Stock and the Common Stock are collectively referred to herein as the "Offered Securities."

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Certificate of Incorporation of the Company; (iii) the By-Laws of the Company; and (iv) certain resolutions of the Board of Directors of the Company adopted at a meeting duly held on December 18, 2001 (the "Board Resolutions") relating to the issuance and sale of the Offered Securities and related matters,


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First BanCorp.
December 21, 2001
Page 2


including a delegation of authority to the Company's Pricing Committee to fix and determine the terms of certain of the Offered Securities.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to any facts material to our opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         We are members of the Bar of the Commonwealth of Puerto Rico. The opinions expressed above are limited to the laws of the Commonwealth of Puerto Rico and any applicable Federal laws and we do not purport to be experts in, or to render any opinions with respect to, the laws of any state or other jurisdiction other than the laws of the Commonwealth of Puerto Rico and any applicable Federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Board of Directors or the Pricing Committee has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock and authorize their issuance and sale in accordance with the Company's Certificate of Incorporation and the Board Resolutions, including the adoption of a Certificate of Designation for such Offered Preferred Stock in the form required by law; (ii) such Certificate of Designation has been duly filed with the Department of State of the Commonwealth of Puerto Rico; (iii) certificates representing the Shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and
(iv) the Company has received consideration per share of the Offered Preferred Stock in such amount (not less than the par value per share) as may be determined by the Board of Directors or the Pricing Committee in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof, the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

         2. With respect to the shares of Common Stock (the "Offered Common Stock"), when (i) the Board of Directors or the Pricing Committee has taken all necessary corporate action to authorize their issuance and sale in accordance with the Company's Certificate of Incorporation and the Board Resolutions; (ii) certificates representing the Shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and


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First BanCorp.
December 21, 2001
Page 3


(iii) the Company has received consideration per share of the Offered Common Stock in such amount (not less than the par value per share) as may be determined by the Board of Directors or the Pricing Committee in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof, the issuance and sale of the shares of Offered Common Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,



                                    /s/ Fiddler Gonzalez & Rodriguez, LLP